Exhibit 10.2

June 1, 2012

Nationstar Mortgage LLC

350 Highland Drive

Lewisville, Texas 75067

Attention: General Counsel

Ladies and Gentlemen:

Reference is made to (i) the Residential Servicing Asset Purchase Agreement entered into as of March 6, 2012, by and among Aurora Bank FSB, a federal savings bank organized under the laws of the United States, Aurora Loan Services LLC, a Delaware limited liability company, and Nationstar Mortgage LLC, a Delaware limited liability company (the “Purchase Agreement”), (ii) the related Interim Servicing Agreement entered into as of March 6, 2012, by and among Sellers and Purchaser (such agreement, the “Interim Servicing Agreement”) and (iii) that certain letter agreement, dated as of the date hereof and between the parties hereto, relating to the amendments to the Purchase Agreement and the Interim Servicing Agreement to provide for separate closings of the Purchased Assets (the “Bifurcation Letter Agreement”). Except as otherwise provided in this letter agreement, capitalized terms used but not defined herein have the meanings ascribed thereto in the Purchase Agreement or, if not defined therein, in the Bifurcation Letter Agreement.

The Parties have been discussing amending the Purchase Agreement and the Interim Servicing Agreement in order to provide for subservicing by the Sellers of the Serviced Mortgage Loans relating to the Purchased Assets that are not Agency Purchased Assets. In connection with the foregoing, the Parties hereby agree to the following principal terms:

1.	Section 7.10(b)(ii), Section 7.10(b)(iii) and Section 8.02(e) of the Purchase Agreement shall be deleted.

2.	From the date hereof through the Second Closing Date, Sellers and Purchaser shall use commercially reasonable efforts to obtain all Servicing Agreement Consents, including, without limitation, any PSA Amendments that are necessary to cause a Servicing Agreement or Subservicing Agreement to be deemed an Eligible Servicing Agreement, which PSA Amendments shall, if necessary, be through an agreement, consent or other instrument that is separate from any Servicing Agreement Consent.

3.	Regardless of the dates on which the First Closing and Second Closing actually occur, the purchase price for the Servicing Rights included in the Agency Purchased Assets and the Non-Agency Purchased Assets shall be calculated based on the unpaid principal balance of the applicable Serviced Mortgage Loans as of the close of business on May 31, 2012.

4.	Regardless of the dates on which the First Closing and Second Closing actually occur, commencing on June 1, 2012, Purchaser shall be entitled to all Servicing Compensation, Late Fees, Ancillary Income, Deferred Servicing Fees and any fees or other income or compensation payable to the servicing rights owner, solely in its capacity as such, under the Servicing Rights Agreements, that is earned or assessed on or after such date. If the Second Closing occurs, a reasonable estimate of the foregoing items through the Business Day that is four (4) Business Days prior to the Second Closing Date will be included in the Pre-Closing Statement for inclusion in the Closing Date Payment to be made at the Second Closing, which shall be subject to the post-Closing purchase price adjustment set forth in Section 2.04 of the Purchase Agreement.

5.	At the Second Closing, Sellers and Purchaser shall enter into an Agreement Regarding Servicing and Servicing Rights Ownership, in the form attached hereto as Exhibit A, subject to negotiation in good faith of final terms.

6.	Following the Second Closing Date, Purchaser shall use commercially reasonable efforts to obtain any Servicing Agreement Consent that has not been obtained as of the Second Closing Date, and Sellers shall reasonably cooperate with Purchaser in connection therewith.

7.	The Interim Servicing Agreement shall terminate on July 3, 2012, and the aggregate amount of fees payable by Purchaser to Sellers thereunder shall equal the Fixed Fee (as defined in the Interim Servicing Agreement); provided, that if the Second Closing does not occur for any reason other than a breach by Purchaser of any of its obligations under the Purchase Agreement, the Fixed Fee shall be reduced to be an amount equal to (i) $17,500,000 multiplied by (ii) the quotient obtained by dividing the total unpaid principal balance of the Serviced Mortgage Loans that are related to the Agency Purchased Assets by the total unpaid principal balance of all Serviced Mortgage Loans as of May 31, 2012.

The Parties further hereby agree to negotiate in good faith such amendments and modifications to the Purchase Agreement, the Schedules attached to the Purchase Agreement and the Interim Servicing Agreement as are necessary to effect the foregoing. Except to the extent required to be amended in order to effect the foregoing, the provisions of the Purchase Agreement and the Interim Servicing Agreement shall remain in full force and effect without amendment or modification.

This letter agreement may not be modified or changed except by an instrument in writing duly executed by all the parties hereto. This letter agreement shall be construed and enforced in accordance with the laws of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law. If any provision of this letter agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this letter agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as provided in the Purchase Agreement, and any such notice or communication shall be deemed to have been given: (i) as of the date delivered by hand; (ii) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (iii) one (1) Business Day after being delivered to the overnight courier. This letter agreement shall be binding upon and inure to the benefit of the parties to this letter agreement and their respective successors and permitted assigns. Nothing in this letter agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this letter agreement.

Please acknowledge and confirm your agreement with the terms and conditions set forth above by signing this letter agreement in the space indicated below.

Sincerely,

AURORA BANK FSB

By:	/s/ Brian Kuelbs
	Name:	Brian Kuelbs
	Title:	Chief Financial Officer

AURORA LOAN SERVICES LLC

By:	/s/ Robert J. Leist, Jr.
	Name:	Robert J. Leist, Jr.
	Title:	Chief Financial Officer

Accepted and Agreed to:

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel
	Name:	Amar Patel
	Title:	Executive Vice President

Exhibit A

AGREEMENT REGARDING SERVICING

AND SERVICING RIGHTS OWNERSHIP

This AGREEMENT REGARDING SERVICING AND SERVICING RIGHTS OWNERSHIP (this “Agreement”), dated as of [            ], 2012, between Aurora Loan Services LLC, a Delaware limited liability company, as servicer (the “Servicer”), and Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), as subservicer (in such capacity, the “Subservicer”) and as servicing rights owner (in such capacity, the “Servicing Rights Owner”).

WHEREAS, pursuant to each of the servicing agreements listed on Schedule I hereto (each, a “Servicing Agreement”), the Servicer acts as “Servicer” with respect to Mortgage Loans that are subject to such Servicing Agreement;

WHEREAS, pursuant to that certain Residential Servicing Asset Purchase Agreement, dated as of March 6, 2012 (the “Asset Purchase Agreement”), by and between the Servicer, Aurora Bank FSB (the “Bank” and, together with the Servicer, the “Sellers”) and Nationstar, the Sellers have sold and assigned, or caused to be sold and assigned, to Nationstar (or one or more of Nationstar’s designated affiliates), among other things, all of the Sellers’ right, title and interest in and to the Servicing Agreements, including the related mortgage servicing rights (“MSRs”) (the “Purchase Transaction”);

WHEREAS, certain Servicing Agreements require that a transfer of servicing thereunder, as contemplated by the Asset Purchase Agreement, must be preceded by a letter from each applicable Rating Agency (as defined in each Servicing Agreement) to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the related Certificates, Notes or Securities, as applicable, relating to such Servicing Agreement;

WHEREAS, as of the date hereof, with respect to each Servicing Agreement referenced in the preceding paragraph, one or more of the Rating Agencies have not provided the letter referred to above;

WHEREAS, each Servicing Agreement requires the consent of certain parties (each, a “Required Assignment Consent Party”) to the transfer of servicing;

WHEREAS, with respect to each Servicing Agreement, one or more of the applicable Required Assignment Consent Parties have not consented to the transfer of servicing from the Servicer to Nationstar;

WHEREAS, each Servicing Agreement permits the Servicer to utilize one or more subservicers to perform its servicing obligations thereunder;

WHEREAS, with respect to each Servicing Agreement, the Servicing Rights Owner desires that the Servicer continue to act as servicer under such Servicing Agreement, and that the Servicer appoint the Subservicer to subservice the related Mortgage Loans on behalf of the Servicer, until such time as the Required Assignment Consent Parties have consented to the transfer of servicing; and

WHEREAS, the Servicer is willing to engage the Subservicer to perform its servicing obligations under the Servicing Agreements, and the Subservicer is willing to accept such engagement, in each case subject to the terms of this Agreement.

THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in each Servicing Agreement, as applicable thereto.

2.       Subservicer Duties. Subject to Section 3 hereunder, the Subservicer agrees to perform all of the duties, obligations and covenants of the Servicer under each Servicing Agreement with respect to the Mortgage Loans that are subject thereto, in accordance with the terms and conditions of such Servicing Agreement, as if the Subservicer were a party thereto and acting thereunder in the capacity of “Servicer,” and in each case in accordance with Section 7.10(w) of the Asset Purchase Agreement.

3.       Advancing. (a) Whenever a Monthly Advance (or similar advance of delinquent principal and interest typically referred to as a “delinquency advance,” “monthly advance” or “P&I advance”) or Servicing Advance (or similar advance typically referred to as a “servicing advance”; hereinafter any reference to “Monthly Advance” and “Servicing Advance” shall be deemed to include, respectively such other similar advances) is required to be made under a Servicing Agreement, the Subservicer shall fund the amount of such Monthly Advance or Servicing Advance as required pursuant to such Servicing Agreement.

(b)      The Subservicer shall be entitled to reimburse itself for Monthly Advances and Servicing Advances from all sources permitted to the Servicer under the related Servicing Agreement, including general collections on the Mortgage Loans.

(c)      The Sellers shall remit to the Subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of Monthly Advances and Servicing Advances received by the Sellers, without set-off. The Sellers shall reasonably cooperate with Nationstar to obtain reimbursement of Monthly Advances and Servicing Advances including, if the Subservicer is terminated (whether directly or in connection with the termination of the Servicer) with respect to a Servicing Agreement, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first-in-first-out basis. The Sellers hereby sell and assign to the Subservicer all rights of the Servicer to reimbursement for Monthly Advances and Servicing Advances made by the Subservicer.

(d)      Each Seller shall provide the Subservicer with a power of attorney (substantially in the form of Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Subservicer) permitting the Subservicer to act in the name of such Seller to recover any Monthly Advance or Servicing Advance, including from any securitization trustee, securitization master servicer or successor servicer.

(e)      The provisions of each Servicing Agreement permitting the Servicer to enter into an Advance Facility are hereby incorporated by reference herein, with such provisions being deemed to refer to the Subservicer rather than the Servicer, such that the

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Subservicer shall be permitted to enter into such an Advance Facility on the same terms as set forth in such Servicing Agreement, and that the Subservicer shall have all the rights of the Servicer under such provisions as they relate to the Advance Facility entered into by the Subservicer.

4.        Further Assurances. The Subservicer shall cooperate with the Servicer and perform its obligations hereunder in such manner as the Servicer shall reasonably request in order for the Servicer to comply with the provisions of the Servicing Agreements.

5.        Compensation. (a) In consideration for its performance hereunder, the Subservicer shall be entitled to receive all servicing compensation payable to the Servicer under each Servicing Agreement, including the Servicing Fee and any late charges and Ancillary Income (including investment income on amounts held by the Subservicer in any custodial account or escrow account, but in the case of an escrow account only to the extent such income is not required to be remitted to the borrower), in each case as and to the extent payable under such Servicing Agreement.

(b)      The Servicer shall bear no responsibility for the Subservicer’s expenses in performing under this Agreement with respect to any Servicing Agreement.

(c)      The Subservicer shall be entitled, with respect all such compensation described in paragraph (a), and any reimbursement amounts owing to it described in paragraph (b), to withhold all such amounts from borrower collections on the related Mortgage Loans and to withdraw all such amounts from the applicable accounts maintained by the Subservicer (including custodial accounts and escrow accounts), in each case to the extent permitted under the applicable Servicing Agreement. If the Servicer receives from the applicable Master Servicer, Trustee or Securities Administrator any compensation payable to the Servicer under such Servicing Agreement or any reimbursement of amounts owing to the Subservicer, the Servicer shall remit such compensation or reimbursement amounts to the Subservicer in accordance with the Asset Purchase Agreement to the extent provided for therein, and if not so provided for therein, then within two Business Days of receipt.

6.        Effectiveness. This Agreement shall be effective with respect to each Servicing Agreement as of the end of the Term (as defined in the Interim Servicing Agreement referred to in the Asset Purchase Agreement (the “Transfer Date”), and shall terminate with respect to any Servicing Agreement only upon (i) the receipt of consent from all Required Assignment Consent Parties to the transfer of servicing obligations under such Servicing Agreement to Nationstar pursuant to the Asset Purchase Agreement, (ii) the transfer of servicing obligations under such Servicing Agreement to a third party servicer designated by the Servicing Rights Owner in its sole discretion, (iii) the termination of the Servicer under such Servicing Agreement or (iv) the mutual agreement of the Servicer, the Subservicer and the Servicing Rights Owner. The Servicer shall have no right to terminate the Subservicer or to terminate this Agreement with respect to one or more Servicing Agreements without the consent of the Subservicer and the Servicing Rights Owner. Furthermore, the Servicer shall not resign as Servicer under any Servicing Agreement without the consent of Nationstar, which consent shall not be unreasonably withheld.

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7.        Acknowledgement of Servicing Rights Owner. The Servicer and the Subservicer each acknowledge that the Servicing Rights Owner is the owner of the MSRs, and that notwithstanding the Servicer continuing to act as servicer under each Servicing Agreement, and the Subservicer acting as subservicer with respect to each Servicing Agreement, the Servicing Rights Owner shall continue to retain the ownership of such MSRs and all rights accruing to the owner of such MSRs, including any right in such Servicing Agreement to terminate the Servicer without cause and designate a successor servicer.

8.        Notices. All notices and other communications between the parties hereunder shall, unless otherwise expressly stated herein, be in writing and faxed, e-mailed or otherwise delivered to the other parties hereto at their addresses as they shall have provided to the other parties from time to time.

9.        Reimbursement of the Subservicer; Indemnification by the Subservicer.

(a)      To the extent that the Subservicer sustains any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses (collectively, “Costs”), in connection with (i) (A) any breach of any representation or warranty made by the Servicer or any prior servicer under such Servicing Agreement and occurring prior to the related Transfer Date, (B) any breach of, or failure to comply with, any term of such Servicing Agreement that occurred prior to the Transfer Date, (C) any act or omission of the Servicer or any prior servicer occurring prior to the Transfer Date or (D) any claims or liabilities that may arise relating to the origination of any Mortgage Loan, or (ii) any claims or liabilities that may arise in connection with the subservicing by the Subservicer of any Mortgage Loan under this Agreement to the extent that the Subservicer did not violate the applicable standard of care set forth in the applicable Servicing Agreement, the Subservicer shall be permitted to reimburse itself for such Costs from amounts on deposit in the custodial account maintained by the Subservicer with respect to the related Servicing Agreement to the extent that such reimbursement is permitted by such Servicing Agreement. To the extent that amounts on deposit in such custodial account are insufficient to reimburse the Subservicer for such Costs, the Servicer hereby authorizes the Subservicer, under the power of attorney contemplated by Section 3(d), to seek direct reimbursement of such Costs from the applicable securitization master servicer, trustee or securities administrator in respect of the same.

(b)      Any Costs contemplated by Section 9(a)(i)(A), Section 9(a)(i)(B), 9(a)(i)(C) and Section 9(a)(ii), and not reimbursed to the Subservicer shall, to the extent applicable, be subject to the provisions of Section 10.02(c) of the Asset Purchase Agreement.

(c)      The Subservicer shall be responsible to the Servicer for, and does hereby indemnify and hold harmless the Servicer against, any Losses (as defined in the Asset Purchase Agreement) that are incurred by the Servicer and arise out of or result from any act or omission by the Subservicer in connection with the Subservicer’s performance in its capacity as Subservicer hereunder or otherwise resulting from the execution, delivery or performance of this Agreement by the Servicer. Any claim for indemnification hereunder shall be governed by and subject to the terms and conditions of Sections 10.06, 10.07, 10.08 and 10.10 of the Asset Purchase Agreement, which provisions are incorporated by reference herein.

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10.        Amendment. This Agreement may not be modified or amended other than by an agreement in writing executed by an authorized representative of each of the parties hereto.

11.        Severability. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder.

12.        Survival. The provisions of Sections 3(b), 3(c), 3(d), 5, 7 and 9 shall survive any termination of this Agreement with respect to one or more Servicing Agreements.

13.        Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

14.        Assignment. The Servicer shall not assign any of its rights or obligations hereunder without the prior written consent of the Subservicer and the Servicing Rights Owner which may be withheld in each such party’s sole discretion. The Subservicer shall not assign any of its rights or obligations hereunder without the prior written consent of the Servicing Rights Owner and the Servicer. The Servicing Rights Owner shall be permitted to assign its rights under this Agreement with respect to one or more Servicing Agreements without the consent of the Servicer or the Subservicer. This Agreement shall be binding on and inure to the benefit of the parties and their successors and permitted assigns.

15.        Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

16.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to any conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law).

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Aurora Loan Services LLC,
as Servicer

By:
Name:
Title:

Nationstar Mortgage LLC,
as Subservicer and as Servicing Rights Owner

By:
Name:
Title:

Agreed and Acknowledged

as to Sections 3(c), 3(d) and 9:

Aurora Bank FSB

By:
Name:
Title:

SCHEDULE I

SERVICING AGREEMENTS

EXHIBIT A

FORM OF POWER OF ATTORNEY